UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2015

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive office) (Zip Code)
(281) 291-0510
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2)b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As reported in the Current Report on Form 8-K filed by USD Partners LP ("we," "our," "us" and the "Partnership") on October 12, 2015, we entered into a Membership Interest Purchase Agreement with Casper Crude to Rail Holdings, LLC for the purchase of all of the issued and outstanding membership interests of Casper Crude to Rail, LLC (the “Casper terminal”). We reported the completion of the acquisition of the Casper terminal transaction on November 17, 2015 in our Current Report on Form 8-K dated as of November 17, 2015 (the "Original Filing"). This amendment is being filed to amend Item 9.01 Financial Statements and Exhibits of the Original Filing, to provide the required financial statements of the Casper terminal and to provide the required unaudited pro forma financial information of the Partnership in connection with this acquisition.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
The unaudited condensed consolidated financial statements of Casper Crude to Rail, LLC and Subsidiary for the nine months ended September 30, 2015 and 2014 are hereby incorporated by reference to Exhibit 99.1. Additionally the audited consolidated financial statements of Casper Crude to Rail, LLC and Subsidiary for the years ended December 31, 2014 and 2013 are hereby incorporated by reference to Exhibit 99.2.
(b) Pro Forma Financial Information
The unaudited pro forma combined financial statements as of and for the nine months ended September 30, 2015, and for the year ended December 31, 2014 as required by this item are hereby incorporated by reference to exhibit 99.3.
(d) Exhibits
Reference is made to the "Index of Exhibits" following the signature page, which we hereby incorporate into this Item.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP

	By:	USD Partners GP LLC,
its general partner

Dated: January 12, 2016	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Vice President and Chief Financial Officer

INDEX OF EXHIBITS
Each exhibit identified below is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

23.1	Consent of BDO USA, LLP.

99.1	Casper Crude to Rail, LLC and Subsidiary Unaudited Condensed Consolidated Financial Statements as of and for the nine months ended September 30, 2015 and for the nine months ended September 30, 2014.

99.2	Casper Crude to Rail, LLC and Subsidiary Consolidated Financial Statements as of and for the years ended December 31, 2014 and 2013.

99.3	USD Partners LP Unaudited Pro Forma Combined Financial Statements as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014.